Exhibit 99.4

Safe Harbor Marinas, LLC

Condensed Consolidated Balance Sheet

(Unaudited)

As of June 30, 2020

(in thousands)

June 30, 2020
ASSETS:
Current assets
Cash	$13,005
Restricted cash	5,081
Accounts receivable, net of allowance of $928	21,150
Inventories, net of allowance of $223	4,934
Prepaid expenses	2,778
Other current assets	224

Total current assets	47,172

Property and equipment, net	1,056,827
Goodwill	1,940
Intangible assets, net	1,159
Other assets	9,653

Total assets	$1,116,751

LIABILITIES & MEMBERS’ CAPITAL:
Current liabilities
Accounts payable and accrued expenses	$26,715
Customer deposits	4,261
Deferred revenue	49,408
Other current liabilities	14

Total current liabilities	80,398

Long-term debt, net	719,902
Long-term customer deposits	5,276
Intangible liabilities, net	3,138
Other long-term liabilities	799

Total liabilities	809,513

Commitments and contingencies (Note 7)

Safe Harbor Marinas, LLC members’ capital	302,991
Non-controlling interest	4,247

Total members’ capital	307,238

Total liabilities & members’ capital	$1,116,751

See Notes to Condensed Consolidated Financial Statements

Page | 1

Safe Harbor Marinas, LLC

Condensed Consolidated Statements of Operations

(Unaudited)

For the three and six months ended June 30, 2020

(in thousands)

	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020

REVENUES:
Storage	$41,604	$72,604
Lease	3,561	7,017
Rentals	2,342	2,592
Retail, fuel, restaurants	11,536	16,165
Service	22,150	40,872
Management fee	1,310	2,612
Other	3,746	6,602

Total revenues	86,249	148,464

OPERATING EXPENSES:
Cost of rentals	555	856
Cost of retail, fuel, restaurants	7,723	11,358
Cost of service	13,427	26,439
Cost of management fee	1,058	2,196
Cost of other	95	147
Selling, general and administrative	34,543	68,627
Depreciation and amortization	14,764	28,851
Loss on disposal and impairment of assets	449	1,245
Acquisition related expenses	618	1,356
Selling transaction costs	767	1,906
Loss (gain) on contingent consideration	2	(2)

Total expenses	74,001	142,979

Income from operations	12,248	5,485

OTHER EXPENSE (INCOME):
Interest expense	4,872	11,142
Interest income	(1)	(2)
Unrealized gain on interest rate instruments	(34)	(52)
Other income, net	(153)	(290)

Total other expense (income)	4,684	10,798

Net income (loss)	7,564	(5,313)
Less: Net income attributable to non-controlling interest	14	9

Net income (loss) attributable to Safe Harbor Marinas, LLC	$7,550	$(5,322)

See Notes to Condensed Consolidated Financial Statement

Page | 2

Safe Harbor Marinas, LLC

Condensed Consolidated Statements of Changes in Members’ Capital

(Unaudited)

For the three and six months ended June 30, 2020

(in thousands)

	Class B Unitholders	Class A Unitholders	Safe Harbor Marinas, LLC Capital	Non- Controlling Interest	Total Member’s Capital
Balance at March 31, 2020	$71,642	$235,678	$307,320	$4,233	$311,553

Distributions	(1,635)	(9,061)	(10,696)	—	(10,696)

Related party loan to purchase equity	—	1	1	—	1

Unit-based compensation expense	—	644	644	—	644

Taxes paid on vested LTIPs	—	(1,828)	(1,828)	—	(1,828)

Net income	1,635	5,915	7,550	14	7,564

Balance at June 30, 2020	$71,642	$231,349	$302,991	$4,247	$307,238

	Class B Unitholders	Class A Unitholders	Safe Harbor Marinas, LLC Capital	Non- Controlling Interest	Total Member’s Capital
Balance at December 31, 2019	$71,642	$258,085	$329,727	$4,238	$333,965

Distributions	(3,269)	(18,114)	(21,383)	—	(21,383)

Related party loan to purchase equity	—	2	2	—	2

Unit-based compensation expense	—	1,789	1,789	—	1,789

Taxes paid on vested LTIPs	—	(1,822)	(1,822)	—	(1,822)

Net income (loss)	3,269	(8,591)	(5,322)	9	(5,313)

Balance at June 30, 2020	$71,642	$231,349	$302,991	$4,247	$307,238

See Notes to Condensed Consolidated Financial Statements

Page | 3

Safe Harbor Marinas, LLC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the six months ended June 30, 2020

(in thousands)

Six Months Ended June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,313)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,851
Loss on disposal and impairment of assets	1,245
Bad debt expense	574
Unrealized gain - interest rate instruments	(52)
Unit compensation expense	1,789
Non-cash interest - deferred debt issuance amortization	1,163
Below market lease amortization	(23)
Gain on contingent consideration	(2)
Inventory obsolence relief	(33)
Changes in assets and liabilities:
Accounts receivable	(5,614)
Prepaid expenses	4,829
Inventories	(577)
Other assets	(496)
Accounts payable and accrued expenses	5,603
Customer deposits	(1,770)
Deferred rent	(92)
Deferred revenue	16,541
Other liabilities	72

Net cash provided by operating activities	46,695

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases/improvements of property and equipment	(36,608)
Proceeds from sale of property & equipment	328
Proceeds from the sale of condominium assets	540
Expenditures related to insured damages	(1,042)
Proceeds from insurance reimbursements	381
Acquisition of marina properties, net of cash acquired	(94,526)
Repayments of notes receivable	20

Net cash used in investing activities	(130,907)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving lines of credits	175,000
Repayments of revolving lines of credits	(57,000)
Distributions to members	(21,383)
Taxes paid on vested LTIPs	(1,822)
Settlement of earn-out	(437)

Net cash provided by financing activities	94,358

Increase in cash and restricted cash	10,146

CASH AND RESTRICTED CASH, beginning of period	7,940

CASH AND RESTRICTED CASH, end of the period	$18,086

See Notes to Condensed Consolidated Financial Statements

Page | 4

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

1. Organization and Description of Business

Safe Harbor Marinas, LLC (“Safe Harbor”) is an owner and operator of marinas throughout the United States. Safe Harbor was formed in June 2015 for the purpose of acquiring direct interests in marina properties. Safe Harbor began operations on September 29, 2015 (“Inception”) when it acquired its first group of marinas and International Marina Group I, LP (“IMG”), which became a wholly owned subsidiary responsible for all of Safe Harbor’s management and personnel matters. Since Inception, Safe Harbor has acquired additional marina properties and as of June 30, 2020, Safe Harbor owned 94 marinas, 1 marina under development, two condominium developments, corporate entities and provided third party management services to another six marinas. All references to “we”, “us”, “our” and the “Company” and similar expressions are references to Safe Harbor and our consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

As of June 30, 2020, Safe Harbor owned the following marinas:

Marina Property	Location	Acquisition Date
Safe Harbor Anacapa Isle	Oxnard, CA	April 21, 2016
Safe Harbor Aqua Yacht	Iuka, MS	September 29, 2015
Safe Harbor Aqualand	Flowery Branch, GA	September 29, 2015
Safe Harbor Ashley Fuels	Charleston, SC	October 15, 2018
Safe Harbor Ballena Isle	Alameda, CA	April 21, 2016
Safe Harbor Beaufort	Beaufort, SC	August 01, 2019
Safe Harbor Beaver Creek	Monticello, KY	November 20, 2015
Safe Harbor Belle Maer	Harrison Township, MI	October 09, 2018
Safe Harbor Bohemia Vista	Chesapeake Bay, MD	November 06, 2015
Safe Harbor Brady Mountain	Royal, AR	May 06, 2016
Safe Harbor Bristol	Charleston, SC	October 15, 2018
Safe Harbor Bruce & Johnsons	Branford, CT	January 20, 2017
Safe Harbor Burnside	Somerset, KY	November 20, 2015
Safe Harbor Burnt Store	Punta Gorda, FL	January 06, 2017
Safe Harbor Cabrillo Isle	San Diego, CA	April 21, 2016
Safe Harbor Calusa Island	Goodland, FL	March 15, 2017
Safe Harbor Cape Harbour	Cape Coral, FL	January 6, 2017
Safe Harbor Capri	Port Washington, NY	January 20, 2017
Safe Harbor Carroll Island	Baltimore, MD	July 08, 2019
Safe Harbor Charleston City	Charleston, SC	October 15, 2018
Safe Harbor City Boatyard	Charleston, SC	October 15, 2018
Safe Harbor Cove Haven	Barrington, RI	January 20, 2017
Safe Harbor Cowesett	Warwick, RI	January 20, 2017
Safe Harbor Crystal Point	Point Pleasant, NJ	November 06, 2015
Safe Harbor Dauntless	Essex, CT	January 20, 2017
Safe Harbor Dauntless Shipyard	Essex, CT	January 20, 2017
Safe Harbor Deep River	Deep River, CT	January 20, 2017
Safe Harbor Eagle Cove	Byrdstown, TN	November 20, 2015
Safe Harbor Emerald Point	Austin, TX	September 29, 2015
Safe Harbor Emeryville	Emeryville, CA	October 08, 2015
Safe Harbor Essex Island	Essex, CT	January 20, 2017
Safe Harbor Ferry Point	Old Saybrook, CT	January 20, 2017
Safe Harbor Fiddler’s Cove	Falmouth, MA	January 20, 2017
Safe Harbor Gaines	Rouses Point, NY	October 15, 2019

Page | 5

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Marina Property	Location	Acquisition Date
Safe Harbor Glen Cove	Glen Cove, NY	January 20, 2017
Safe Harbor Grand Isle	Grand Haven, MI	June 16, 2016
Safe Harbor Great Island	Harpswell, ME	June 15, 2020
Safe Harbor Great Lakes	Muskegon, MI	November 06, 2015
Safe Harbor Great Oak Landing	Chestertown, MD	January 28, 2020
Safe Harbor Green Harbor	Green Harbor, MA	January 20, 2017
Safe Harbor Greenport	Greenport, NY	January 20, 2017
Safe Harbor Greenwich Bay	Warwick, RI	January 20, 2017
Safe Harbor Grider Hill	Albany, KY	March 16, 2020
Safe Harbor Hacks Point	Chesapeake Bay, MD	November 06, 2015
Safe Harbor Harbor House	Stamford, CT	July 11, 2017
Safe Harbor Harbors View	Afton, OK	October 08, 2015
Safe Harbor Harbortown	Fort Pierce, FL	September 29, 2015
Safe Harbor Haverstraw	West Haverstraw, NY	November 19, 2019
Safe Harbor Hawthorne Cove	Salem, MA	January 20, 2017
Safe Harbor Hideaway Bay	Flowery Branch, GA	November 05, 2019
Safe Harbor Holly Creek	Celina, TN	November 20, 2015
Safe Harbor Island Park	Portsmouth, RI	December 06, 2019
Safe Harbor Jamestown	Jamestown, KY	September 29, 2015
Safe Harbor Jamestown Boatyard	Jamestown, RI	January 21, 2020
Safe Harbor Jefferson Beach	St. Clair Shores, MI	June 13, 2018
Safe Harbor Lakefront Marina	Port Clinton, OH	November 06, 2015
Safe Harbor Manasquan River	Brick Township, NJ	November 06, 2015
Safe Harbor Marina Bay	Quincy, MA	September 29, 2015
Safe Harbor Mystic	Mystic, CT	January 20, 2017
Safe Harbor Narrows Point	Grasonville, MD	January 28, 2020
Safe Harbor New England Boatworks	Portsmouth, RI	May 07, 2019
Safe Harbor New Port Cove	Riviera Beach, FL	February 28, 2018
Safe Harbor Newport Shipyard	Newport, RI	October 01, 2019
Safe Harbor North Palm Beach	North Palm Beach, FL	February 28, 2018
Safe Harbor Old Port Cove	North Palm Beach, FL	February 28, 2018
Safe Harbor Onset Bay	Buzzards Bay, MA	January 20, 2017
Safe Harbor Oxford	Oxford, MD	January 20, 2017
Safe Harbor Pier 121	Lewisville, TX	November 20, 2015
Safe Harbor Pier 77	Bradenton, FL	March 25, 2019
Safe Harbor Pilots Point	Westbrook,CT	January 20, 2017
Safe Harbor Plymouth	Plymouth, MA	January 20, 2017
Safe Harbor Port Royal	Port Royal, SC	August 19, 2019
Safe Harbor Post Road	Mamaroneck, NY	January 20, 2017
Safe Harbor Regatta Pointe	Palmetto, FL	February 28, 2019
Safe Harbor Sakonnet	Portsmouth, RI	January 20, 2017
Safe Harbor Sandusky	Sandusky, OH	November 06, 2015
Safe Harbor Shelburne Shipyard	Shelburne, VT	October 28, 2019
Safe Harbor Siesta Key	Sarasota, FL	December 09, 2019
Safe Harbor Skull Creek	Hilton Head, SC	July 29, 2019
Safe Harbor South Harbour Village	Southport, NC	September 30, 2019
Safe Harbor Sportsman	Orange Beach, AL	May 20, 2020
Safe Harbor Stirling	Greenport, NY	January 20, 2017
Safe Harbor Stratford	Stratford, CT	January 20, 2017
Safe Harbor Sunset Bay	Hull, MA	December 10, 2019

Page | 6

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Marina Property	Location	Acquisition Date
Safe Harbor Toledo Beach	La Salle, MI	June 13, 2018
Safe Harbor Trade Winds	Appling, GA	September 29, 2015
Safe Harbor Ventura Isle	Ventura, CA	April 21, 2016
Safe Harbor Walden	Montgomery, TX	September 29, 2015
Safe Harbor Westport	Denver, NC	February 19, 2019
Safe Harbor Wickford Cove	North Kingstown, RI	January 20, 2017
Safe Harbor Willsboro Bay	Willsboro, NY	October 15, 2019
Safe Harbor Wisdom Dock	Albany, KY	March 16, 2020
Safe Harbor Yacht Haven	Stamford, CT	January 20, 2017
Safe Harbor Zahnisers	Solomons, MD	March 07, 2018

On October 8, 2019, the Company entered into a joint venture with HSC South Fork, LLC, an affiliate of the Hix Snedeker Companies LLC. SHM South Fork JV, LLC (“SFJV”) was created for the sole purpose of acquiring land and constructing a marina in Fort Lauderdale, Florida. In accordance with the Amended and Restated Limited Liability Company Agreement (“JV Agreement”), the Company, via its wholly owned subsidiary, is the controlling member of SFJV and the joint venture owns 100% of the following marina under development as of June 30, 2020. SFJV had approximately $11.5 million of total assets that were available to settle the obligations of the SFJV as of June 30, 2020.

Marina Property	Location	Acquisition Date
Safe Harbor South Fork	Fort Lauderdale, FL	October 08, 2019

Additionally, IMG managed six marinas on behalf of various owners as of June 30, 2020.

Marina Property	Location
Safe Harbor Harborage	St Petersburg, FL
Safe Harbor Highport	Pottsboro, TX
Safe Harbor Pineland	Bokeelia, FL
Safe Harbor Scott’s Landing	Grapevine, TX
Safe Harbor Silver Lake	Grapevine, TX
Safe Harbor Twin Coves	Flower Mound, TX

2. Basis of Presentation

The condensed consolidated financial statements do not include footnotes and certain financial information normally presented annually under generally accepted accounting principles (“GAAP”) in the United States and, therefore, should be read in conjunction with the Company’s Audited Consolidated Financial Statements for the years ended December 31, 2019 and 2018.

The condensed consolidated financial statements included herein are unaudited; however, they contain all adjustments of a normal recurring nature, which, in the opinion of management, are necessary to present fairly its consolidated financial position as of June 30, 2020 and its consolidated results of operations and cash flows for the interim periods presented.

The accompanying condensed consolidated financial statements are prepared in conformity with GAAP and include the consolidated accounts of Safe Harbor and its controlled subsidiaries. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, “Consolidation” (“ASC 810”), as the controlling member of SFJV, the balance sheets and statements of operations have been consolidated in the Company’s financial results with disclosure of the non-controlling interest as appropriate. All significant intercompany balances and transactions have been eliminated in consolidation.

Page | 7

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of the financial statements. Management bases our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the three and six months ended June 30, 2020 may not necessarily be indicative of results that can be expected for the full year.

The Company does not have any components of other comprehensive income (loss) recorded within its condensed consolidated financial statements; and therefore, does not separately present a statement of condensed comprehensive income (loss) in its consolidated financial statements.

Subsequent events for the reporting period ended June 30, 2020 were evaluated through September 21, 2020, the date the Company issued its financial statements.

Segment Information

ASC Topic 280, “Segment Reporting” (“ASC 280”), establishes standards for the way the business enterprises report information about operating segments in its financial statements. In accordance with ASC 280, management has determined that we have one operating segment and one reportable segment. Our chief operating decision maker (“CODM”) is our Chief Executive Officer (“CEO”); our CODM reviews financial performance and allocates resources at a consolidated level on a recurring basis. All of our assets are located in the United States. All of our revenue is derived in the United States.

Interest Rate Instruments

The Company has entered into interest rate caps with a notional amount of $350.0 million and expiring on September 14, 2023, which limits the one-month LIBOR limit to 3.500% on its variable interest loans.

Upon review of ASC Topic 815 “Derivatives and Hedging,” the Company has determined that its interest rate caps are freestanding derivatives and all changes in fair value are reported in unrealized loss on interest rate instruments on the accompanying condensed consolidated statements of operations and the accompanying condensed consolidated statement of cash flows. The interest rate caps are reported at fair value in other assets on the accompanying condensed consolidated balance sheets.

Seasonality and Weather Related Risk

The marina industry is seasonal and interim results should not be taken as indicative of estimated results for a full fiscal year. Storage revenue, which also drives non-storage revenue streams such as retail, fuel and on premise restaurants, typically peaks during the summer months except in California, which is year-round and Florida, which peaks in winter. Service revenues peak during the winter season. Demand for wet slip storage in aggregate increases during the summer months as customer’s contract for the summer boating season. Demand for dry storage increases during the winter season as seasonal weather patterns require boat owners to store their vessels on dry docks and within covered racks.

The marina industry can experience cycles of growth and downturn due to seasonality patterns, and results of operations in any one period may not be indicative of results in future periods. Multiple factors can contribute to unusual seasonal results, including pandemics, named storms, and other natural disasters or macroeconomic disruptions. Extreme weather or weather-related conditions, including hurricanes, flash floods, or sea-level rise, may interrupt marina operations, damage marinas and reduce the number of customers who utilize our properties in the affected areas. Many of our properties are on coastlines that are subject to hurricane seasons, flash flooding and sea-level rise. If there are prolonged disruptions at our properties due to extreme weather or weather-related conditions, our results of operations and financial condition could be materially adversely affected.

Page | 8

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

While we will maintain insurance coverage that may cover certain of the costs and loss of revenue associated with the effect of extreme weather or weather-related conditions on our properties, our coverage will be subject to deductibles and limits on maximum benefits. We cannot assure you that we will be able to fully collect, if at all, on any claims resulting from extreme weather or weather-related conditions. If any of our properties are damaged or if their operations are disrupted as a result of extreme weather or weather-related conditions in the future, or if extreme weather or weather-related conditions adversely impacts general economic or other conditions in the areas in which our properties are located or from which they draw their patrons, our business, financial condition and results of operations could be materially adversely affected.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers to which the Company’s services are sold, as well as the dispersion of customers across many geographic areas. In addition, our credit risk is minimized with respect to our accounts receivable due to having the boats onsite as collateral. If amounts fall significantly past-due, we have the right to transfer ownership of the boat and sell it to eliminate or reduce outstanding receivables. Cash is placed with reputable institutions, and the balances may at times exceed federally insured deposit levels; however, the Company has not experienced any losses in such accounts.

Concentration of Market and Pandemic Risk

The Company has revenue concentrations of marinas in Rhode Island, Florida and Connecticut of approximately 18%, 14% and 11%, respectively. While the marinas may have a high concentration of revenues by state, the Company does not have a high concentration of customers. The Company believes that its large number of boaters and diversity in the rest of its portfolio mitigates the concentration of market risk.

Certain impacts to public health conditions particular to the coronavirus (COVID-19) outbreak that occurred in 2020 may have a negative impact on the Company’s financial position and results of operations, which could include an increase in the allowance for bad debt and the associated write-offs and a decrease in sales. The extent of the impact to the Company’s financial performance will depend on future developments, including (i) the duration and spread of the outbreak, (ii) the restrictions and advisories, (iii) the effects on the financial markets, and (iv) the effects on the economy overall, all of which are highly uncertain and cannot be predicted. If these conditions exist for an extended period, the Company’s financial position and results of operations may be adversely affected.

During the three and six months ended June 30, 2020, the COVID-19 outbreak has not had a significant effect on the Company’s storage and lease revenues due to the resiliency of these lines of business. However, the Company has experienced a decline in rental, retail, fuel, restaurants, service and other revenues. These revenues have been impacted by mandated shutdowns and lower foot traffic at the marinas due to the pandemic. The Company has been able to offset these revenue losses by implementing extensive economic downturn initiatives to manage the associated operating costs.

Page | 9

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Revenue from Management Contracts

In accordance with ASC 606, the table below details the management fees from contracts with customers (in thousands):

				Management Fees Collected
Managed Property	Right to Renew	Term Ends	Related Party Transaction	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Harborage Marina	X	Dec 2020	X	$49	$98
Highport Marina	X	Nov 2022	X	65	110
Scott’s Landing	X	Dec 2020	X	46	85
Silver Lake Marina	X	Dec 2020	X	36	69
Twin Coves Marina	X	Dec 2020	X	20	38
Pineland Marina*	X	Apr 2021		28	55

*	The Company’s management contract with Pineland ended in July 2020, when the Company acquired Pineland Marina.

Recently Adopted Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, “Simplifying the Test for Goodwill Impairment.” ASU 2017-04 simplifies the measurement of goodwill impairment by removing the second step of the goodwill impairment test, which requires the determination of the fair value of individual assets and liabilities of a reporting unit. Under ASU 2017-04, goodwill impairment is to be measured as the amount by which a reporting unit’s carrying value exceeds its fair value with the loss recognized not to exceed the total amount of goodwill allocated to the reporting unit. ASU 2017-04 is effective for fiscal years beginning after December 15, 2020, with early adoption permitted for interim or annual goodwill impairment tests performed after January 1, 2017. Effective January 1, 2020, the Company adopted ASU 2017-04. The adoption of ASU 2017-04 did not have a material impact on the Company’s financial position or results of operations.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” which amends ASC 820 to add, remove and modify certain disclosure requirements for fair value measurements and is effective for all entities for fiscal years beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this ASU. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this ASU and delay adoption of the additional disclosures until their effective date. Effective January 1, 2020, the Company adopted ASU 2018-13. The adoption of ASU 2018-13 did not have a material impact on the Company’s financial position, results of operations or financial statement disclosures.

In August 2018, the FASB issued ASU 2018-15, “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40).” ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The accounting for the service element of a hosting arrangement that is a service contract is not affected by ASU 2018-15. ASU 2018-15 additionally requires an entity (customer) in a hosting arrangement that is a service contract to follow the guidance in Subtopic 350-40 to determine which implementation costs to capitalize as an asset related to the service contract and which costs to expense. Effective January 1, 2020, the Company adopted ASU 2018-15. The adoption of ASU 2018-15 did not have a material impact on the Company’s financial position or results of operations.

Page | 10

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases: Amendments to the FASB Accounting Standards Codification,” which amends the guidance on accounting for leases under ASC 842, “Leases.” ASC 842 was further clarified and amended within ASU 2017-13 “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842),” ASU 2018-01, “Leases: Land Easement Practical Expedient for Transition to Topic 842,” ASU 2018-10, “Codification Improvements to Topic 842, Leases,” ASU 2018-11, “Leases (Topic 842): Targeted Improvements,” ASU-2018-20, “Leases (Topic 842): Narrow-Scope Improvements for Lessors,” and ASU 2019-01, “Leases (Topic 842): Codification Improvements.” ASC 842 and these ASUs (“ASC 842”) require the recognition of right-of-use assets and lease liabilities on the balance sheet for leases with terms greater than twelve months or leases that contain a purchase option that is reasonably certain to be exercised. Lessees will classify leases as either finance or operating leases. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. Lessors’ accounting for leases will remain substantially unchanged. Lessors will still classify leases as operating, sales-type or finance type leases. The distinction between sales-type and direct financing leases has changed. Before the adoption of ASC 842, the test was to determine whether the fair value of the leased asset was different from the lessor’s cost or carrying amount (if so, the lease is a sales-type lease); in ASC 842, any lessor lease that meets the lessee finance lease tests (based on rents and guaranteed residuals due from the lessee) is a sales-type lease; direct financing treatment applies if the lease is capital only because a third-party residual guarantee causes the present value test to be met. The primary difference in accounting between a sales-type lease and a direct financing lease is that profit for a sales-type lease is recognized at inception, while profit for a direct financing lease is recognized over the life of the lease. Leveraged leasing is discontinued, though leveraged leases entered into before the effective date of ASC 842 can continue to be accounted for under ASC 840 unless they are modified. ASC 842 was originally effective for annual reporting periods beginning after December 15, 2019 but was recently delayed until January 1, 2021. Early adoption is permitted.

The Company is in the process of adopting ASC 842 and the related ASUs. Since the Company has not adopted the provisions of ASC 842 as of the date of these interim financial statements, the specific impact and disclosure is not addressed. Management is currently evaluating the impact of adopting ASC 842 on the Company’s financial position and results of operations. In accordance with ASC 842, the Company will apply a modified retrospective transition approach upon adoption. The Company will not adjust comparative periods for the effects of ASC 842.

In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 was further amended by ASU 2018-19, “Codification Improvements to Topic 326, Financial Instrument - Credit Losses,” ASU 2019-04, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments,” ASU 2019-05, “Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief,” and ASU 2019-11, “Accounting Standards Update 2019-11—Codification Improvements to Topic 326, Financial Instruments—Credit Losses.” These updates replace the incurred loss impairment methodology associated with credit losses on financial instruments with a methodology that reflects expected credit losses and allows for the consideration of a broader range of reasonable and supportable information to determine credit loss estimates thus providing the users of financial statements with more decision-useful information. ASU 2019-04 and ASU 2019-11 specifically clarify the updates required by ASU 2016-13. For entities that have not yet adopted ASU 2016-13, all of the subsequent related ASUs have the same effective dates and transition requirements as ASU 2016-13. ASU 2016-13 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted but not earlier than fiscal years beginning after December 15, 2018. Management is currently evaluating the impact of adopting ASU 2016-13, ASU 2018-19, ASU 2019-04, ASU 2019-05 and ASU 2019-11 on the Company’s financial position and results of operations.

Page | 11

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

3. Acquisitions

Upon the acquisition of marina properties, the fair value of the marinas purchased is allocated to the acquired tangible assets (consisting of land, buildings, dock improvements, site improvements, and FF&E), and identifiable intangible assets and liabilities (consisting of goodwill, in-place leases, above-market and below-market leases). The Company utilizes methods similar to those used by independent appraisers in estimating the fair value of acquired assets and liabilities. The following methods and assumptions are used to estimate the fair value of each class of asset acquired and liability assumed:

•	Land: Market approach based on similar, but not identical, transactions in the market. Adjustments to comparable sales are based on both quantitative and qualitative data.

•	Depreciable property: Cost approach based on market comparable data to replace, adjusted for local variations, inflation and other factors.

•

In-place leases: Lease in place values are associated with all in-place leases. The value of the in-place leases includes lost revenue, inclusive of market rents and expense reimbursements, which would be realized if the leases were to be replaced.

•	Goodwill: Represents the excess of costs of an acquired business over the fair value of the identifiable assets acquired, less identifiable liabilities assumed.

•

Above-market and below-market leases: Lease values are recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the leases and the Company’s estimate of fair market lease rates for the corresponding leases, measured over a period equal to the remaining non-cancelable term of the lease, including any renewal periods where the Company believes the renewal of the lease is probable.

In accordance with ASU 2017-01, the Company must determine whether its marina acquisitions should be accounted for as an asset purchase or a business combination. ASU 2017-01 is a sub-topic of ASC 805. The guidance requires an entity to first evaluate whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets (the “screen test”). The term “substantially all” is intended to be applied consistently with how it is used in other areas of US GAAP (e.g., ASC 606 or ASC 842). Entities will need to apply judgment to determine what is considered “substantially all” because the standard does not provide a bright line for making this assessment. Consistent with ASC 606 and ASC 842 the “substantially all” criteria may be interpreted as at least 90%.

If that threshold is met, the acquisition is not considered a business. If the acquisition is not a business, the transaction is accounted for as an asset purchase instead of a business combination. Acquisitions accounted for as an asset acquisition require the transaction costs of these acquisitions to be capitalized instead of expensed. Transaction costs include closing costs and direct costs of the transaction, such as costs for services of lawyers and other third parties providing services such as surveys, appraisals, quality of earnings reviews, engineering investigations or finder’s fees.

The Company performed the required screen test and concluded that all of its 2020 acquisitions completed during the six months ended June 30, 2020 met the screen test, as substantially all of the fair value of the acquired gross assets were concentrated in a group of similar identifiable assets, and did not meet the definition of a business. Therefore, they are accounted for as an asset purchase. The appropriate accounting treatment and conclusion is included in the details of the Company’s acquisitions below.

Safe Harbor Jamestown Boatyard (“Jamestown Boatyard”)

On January 21, 2020, the Company acquired Jamestown Boatyard from Jamestown Boat Yard, Inc. for total consideration of approximately $6.6 million. The Company performed the ASU 2017-01 screen test and concluded that the acquisition of Jamestown Boatyard was not a business and should be accounted for as an asset purchase. In accordance with ASU 2017-1, approximately $0.1 million of direct costs of the transaction associated with this acquisition were capitalized and are included in the total consideration above. The Company recorded the assets acquired and liabilities assumed using estimated fair value information based on a third party appraisal. This valuation is considered a Level 3 valuation technique.

Page | 12

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition (in thousands):

Land	$2,817
Building	2,858
Site Improvements	187
Dock Improvements	528
Furniture, Fixtures, and Equipment	388
Intangibles	75
Inventories	25
Working Capital Deficit	(298)

Total	$6,580

The following table summarizes the amounts of revenue and net income for Jamestown Boatyard from the acquisition date through June 30, 2020 that are included in the accompanying condensed consolidated statements of operations (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Revenues	$1,347	$2,145
Net Income	195	250

Safe Harbor Great Oak Landing (“Great Oak Landing”)

On January 28, 2020, the Company acquired Great Oak Landing from Great Oak Landing Limited Partnership for total consideration of $2.7 million. The Company performed the ASU 2017-01 screen test and concluded that the acquisition of Great Oak Landing was not a business and should be accounted for as an asset purchase. In accordance with ASU 2017-1, approximately $0.1 million of direct costs of the transaction associated with this acquisition were capitalized and are included in the total consideration above. The Company recorded the assets acquired and liabilities assumed using estimated fair value information based on a third party appraisal. This valuation is considered a Level 3 valuation technique.

The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition (in thousands):

Land	$734
Building	479
Site Improvements	253
Dock Improvements	1,683
Furniture, Fixtures, and Equipment	49
Intangibles	96
Inventories	21
Working Capital Deficit	(578)

Total	$2,737

Page | 13

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

The following table summarizes the amounts of revenue and net income (loss) for Great Oak Landing from the acquisition date through June 30, 2020 that are included in the accompanying condensed consolidated statements of operations (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Revenues	$468	$535
Net Income (Loss)	20	(122)

Safe Harbor Narrows Point (“Narrows Point”)

On January 28, 2020, the Company acquired Narrows Point from Mears Point Associates, A Limited Partnership for total consideration of approximately $13.8 million. The Company performed the ASU 2017-01 screen test and concluded that the acquisition of Narrows Point was not a business and should be accounted for as an asset purchase. In accordance with ASU 2017-1, approximately $0.1 million of direct costs of the transaction associated with this acquisition were capitalized and are included in the total consideration above. The Company recorded the assets acquired and liabilities assumed using estimated fair value information based on a third party appraisal. This valuation is considered a Level 3 valuation technique.

The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition (in thousands):

Land	$6,446
Building	1,570
Site Improvements	1,647
Dock Improvements	4,462
Furniture, Fixtures, and Equipment	49
Intangibles	72
Working Capital Deficit	(460)

Total	$13,786

The following table summarizes the amounts of revenue and net loss for Narrows Point from the acquisition date through June 30, 2020 that are included in the accompanying condensed consolidated statements of operations (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Revenues	$605	$958
Net Loss	(59)	(40)

Safe Harbor Grider Hill (“Grider Hill”)

On March 16, 2020, the Company acquired Grider Hill from St. Thomas Glen Resorts, LLC. for total consideration of approximately $8.0 million. The Company performed the ASU 2017-01 screen test and concluded that the acquisition of Grider Hill was not a business and should be accounted for as an asset purchase. In accordance with ASU 2017-1, $0.1 million of direct costs of the transaction associated with this acquisition were capitalized and are included in the total consideration above. The Company recorded the assets acquired and liabilities assumed using estimated fair value information based on a third party appraisal. This valuation is considered a Level 3 valuation technique.

Page | 14

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition (in thousands):

Building	$814
Site Improvements	733
Dock Improvements	7,318
Furniture, Fixtures, and Equipment	102
Inventories	8
Intangibles	139
Working Capital Deficit	(1,118)

Total	$7,996

The following table summarizes the amounts of revenue and net (loss) income for Grider Hill from the acquisition date through June 30, 2020 that are included in the accompanying condensed consolidated statements of operations (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Revenues	$585	$662
Net (Loss) Income	(26)	27

Safe Harbor Wisdom Dock (“Wisdom Dock”)

On March 16, 2020, the Company acquired Wisdom Dock from Wisdom Fishing Camp Company for total consideration of $4.1 million. The Company performed the ASU 2017-01 screen test and concluded that the acquisition of Wisdom Dock was not a business and should be accounted for as an asset purchase. In accordance with ASU 2017-1, approximately $0.1 million of direct costs of the transaction associated with this acquisition were capitalized and are included in the total consideration above. The Company recorded the assets acquired and liabilities assumed using estimated fair value information based on a third party appraisal. This valuation is considered a Level 3 valuation technique.

The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition (in thousands):

Land	$376
Building	518
Site Improvements	249
Dock Improvements	2,054
Furniture, Fixtures, and Equipment	1,092
Inventories	11
Intangibles	42
Working Capital Deficit	(224)

Total	$4,118

Page | 15

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

The following table summarizes the amounts of revenue and net loss for Wisdom Dock from the acquisition date through June 30, 2020 that are included in the accompanying condensed consolidated statements of operations (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Revenues	$164	$190
Net Loss	(348)	(335)

Safe Harbor Sportsman (“Sportsman”)

On May 20, 2020, the Company acquired Sportsman from The Sportmen’s Marina, L.P., Orange Beach Real Estate Holdings I, L.L.C. and DD&T, L.L.C for total consideration of $37.4 million. The Company performed the ASU 2017-01 screen test and concluded that the acquisition of Sportsman was not a business and should be accounted for as an asset purchase. In accordance with ASU 2017-1, $0.1 million of direct costs of the transaction associated with this acquisition were capitalized and are included in the total consideration above. The Company recorded the assets acquired and liabilities assumed using estimated fair value information based on a third party appraisal. This valuation is considered a Level 3 valuation technique.

The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition (in thousands):

Land	$18,407
Building	11,094
Site Improvements	1,874
Dock Improvements	4,568
Furniture, Fixtures, and Equipment	1,188
Inventories	119
Intangibles	415
Working Capital Deficit	(227)

Total	$37,438

The following table summarizes the amounts of revenue and net income for Sportsman from the acquisition date through June 30, 2020 that are included in the accompanying condensed consolidated statements of operations (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Revenues	$1,323	$1,323
Net Income	580	580

Safe Harbor Great Island (“Great Island”)

On June 15, 2020, the Company acquired Great Island from Delmar Marine, LLC for total consideration of approximately $21.9 million. The Company performed the ASU 2017-01 screen test and concluded that the acquisition of Great Island was not a business and should be accounted for as an asset purchase. In accordance with ASU 2017-1, approximately $0.1 million of direct costs of the transaction associated with this acquisition were capitalized and are included in the total consideration above. The Company recorded the assets acquired and liabilities assumed using estimated fair value information based on a third party appraisal. This valuation is considered a Level 3 valuation technique.

Page | 16

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

The following table summarizes the fair value of the assets acquired and liabilities assumed in the acquisition (in thousands):

Land	$7,433
Building	10,810
Site Improvements	951
Dock Improvements	2,225
Furniture, Fixtures, and Equipment	465
Inventories	88
Intangibles	121
Working Capital Deficit	(222)

Total	$21,871

The following table summarizes the amounts of revenue and net income for Great Island from the acquisition date through June 30, 2020 that are included in the accompanying condensed consolidated statements of operations (in thousands):

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Revenues	$254	$254
Net Income	60	60

The Company incurred transaction and integration costs that were not eligible to be capitalized of $0.6 million and approximately $1.4 million during the three and six months ended June 30, 2020, respectively.

4. Debt

As of January 1, 2020, $500.0 million was outstanding under the First Amendment to the senior credit agreement (“Amended Credit Facility”). The Company had a borrowing capacity of $394.4 million under the revolver component (“Amended Revolver”), which is the $500.0 million maximum borrowing capacity reduced by $105.0 million of borrowings and the approximately $0.6 million of letters of credit pledged against the Amended Revolver.

Between January 1, 2020 and June 30, 2020, the Company drew $175.0 million on its Amended Revolver and repaid $57.0 million on its Amended Revolver. Approximately $93.9 million of the proceeds were used in connection with the Jamestown Boatyard, Great Oak Landing, Narrows Point, Grider Hill, Wisdom Dock, Sportsman and Great Island acquisitions.

As of June 30, 2020, $500.0 million was outstanding under the Amended Credit Facility and is included on the accompanying condensed consolidated balance sheets net of approximately $3.1 million of debt issuance costs. As of June 30, 2020, the Company had a borrowing capacity of $276.7 million under the Amended Revolver, which is the $500.0 million maximum borrowing capacity reduced by $223.0 million of borrowings and the approximately $0.3 million of letters of credit pledged against the Amended Revolver. As of June 30, 2020, the Company’s borrowing rate on the Amended Credit Facility was 1.92825% and the borrowing rates on the Amended Revolver ranged from 1.92825% to 1.93475%. As of June 30, 2020, the Company was in compliance in all respects with its debt covenants.

Page | 17

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Debt consists of the following (in thousands):

June 30, 2020
Credit Facility	$500,000
Revolver	223,000

Total Debt	723,000
Less: Current Maturities	—
Less: Unamortized Deferred Debt Issuance Costs	3,098

Long-term Debt	$719,902

The table below presents, as of June 30, 2020, the aggregate scheduled payments of principal for each of the next five years as follows (in thousands):

Debt
2021	$—
2022	—
2023	—
2024	723,000
2025	—

Total	$723,000

5. Intangibles, net

A summary of acquisition related intangibles as of June 30, 2020 is as follows (in thousands):

June 30, 2020	Cost	Accumulated Amortization	Net Book Value	Weighted Average Amortization Period
Acquisition Related Intangible Assets:
In-place Leases	$9,862	$(8,703)	$1,159	7 months

Goodwill	1,940	—	1,940

Acquisition Related Intangible Liabilities:
Below Market Leases	(3,353)	215	(3,138)	69 years

The amortization of in-place leases is approximately $0.7 million for remainder of 2020, approximately $0.3 million for 2021, approximately $0.1 million for 2022, approximately $37.8 thousand for 2023, approximately $20.8 thousand for 2024 and approximately $15.5 thousand thereafter.

$3.1 million of the below market lease acquisition related intangible liability relates to 63 long term dock use agreements at Safe Harbor Aqua Yacht. The terms of the agreements include common area maintenance fees paid to the marina but no other rent. Therefore, the difference between the contractual cash flows and the market cash flows for each lease were discounted to determine the below market lease liability. This liability is being amortized over the remaining term of these dock use agreements, which is approximately 70 years. In addition, approximately $36.8 thousand of the below market lease acquisition related intangible liability relates to the below market ground lease at Safe Harbor Cowesett entered into with the United States Coast Guard that expires in 2077. This liability is being amortized over the remaining term of the ground lease, which is 57 years. The amortization for all below market leases over each of the next five years is approximately $45.4 thousand per year.

Page | 18

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

6. Fair Value Measurements

The Company follows the provisions of ASC 820, which establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The three levels of inputs are defined as follows:

•	Level 1 - Unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access.

•

Level 2 - Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable (e.g., interest rates, yield curves, prepayment speeds, default rates, loss severities, etc.) or can be corroborated by observable market data.

•

Level 3 - Valuations based on models where significant inputs are not observable. The unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use.

ASC 820 requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of input that is significant to the fair value calculation. The Company’s financial assets and liabilities measured at fair value on a recurring basis include the Company’s interest rate cap.

The fair values of cash, restricted cash, accounts receivable, accounts payable and accrued expenses, customer deposits, other current assets and liabilities and deferred revenue approximate their carrying values because of the short-term nature of these financial instruments. These are classified as Level 1 in the hierarchy.

The fair value of the interest rate caps were estimated using a standard option model. These standard option models incorporate inputs such as interest rates. These market inputs are utilized in the discounted cash flow calculation considering the instrument’s term, notional amount, discount rate and credit risk. Significant inputs to the valuation for interest rate caps are observable in the active markets and are classified as Level 2 in the hierarchy.

We have variable rates on our credit facility and our revolver. The fair value of the debt with variable rates approximates carrying value as the interest rates of these amounts approximate market rates. The estimated fair value of the Company’s indebtedness at June 30, 2020, approximated its gross carrying value. As of June 30, 2020, the carrying value and fair value of the Company’s debt was $723.0 million.

The following table presents our assets and liabilities measured at fair value on a recurring basis at June 30, 2020, as required by ASC 820 (in thousands):

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Assets
Interest rate caps included in other assets	$—	$261	$—	$261

Total assets measured at fair value	$—	$261	$—	$261

Although the Company has determined the estimated fair value amounts using available market information and commonly accepted valuation methodologies, considerable judgment is required in interpreting market data to develop fair value estimates. The fair value estimates are based on information available at June 30, 2020. As such, the Company’s estimates of fair value could differ significantly.

Page | 19

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

7. Commitments and Contingencies

Restricted Cash

During the six months ended June 30, 2020, approximately $1.3 million of escrows on deposit with a title company that existed as of January 1, 2020 were released upon the close of the Great Oak Landing, Narrows Point, Grider Hill and Wisdom Dock acquisitions. In addition, the Company received a $2.5 million refund of escrow on deposit with a title company in June 2020 related to a acquisition that did not close.

As of June 30, 2020, the Company had $4.0 million in escrow on deposit with a title company under a PSA with Morningstar Marinas, et al and PYC Holdings, LLC to acquire the Tri-W Group Portfolio of marinas in Georgia, South Carolina and North Carolina. In addition, the Company had $0.1 million in escrow on deposit with a title company under a PSA with VRE Pineland, LLC, VRE North Captiva, LLC and VRE Island Girl, LLC (“VRE”) to acquire Pineland Marina and approximately $0.3 million in escrow on deposit with a title company under a PSA with Marina Village Associates, LLC to acquire Loch Lomond Marina. In addition, the Company had $0.1 million of escrow on deposit related to an asset purchase that did not close that was refunded in September 2020 (See Note 10 – Subsequent Events for additional details).

As of June 30, 2020, the Company had $0.6 million on deposit with PMA Companies as advance payments under its high-deductible worker’s compensation policy. These funds will be applied as new claims are settled.

Insurance Deductible Reserve

As of June 30, 2020, the Company reserved approximately $0.5 million for insurance deductibles related to open claims that it is probable the Company will pay. Included in this reserve are certain amounts related to insurance deductibles for environmental matters that the Company is remediating. The reserve is included in accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheets.

Worker’s Compensation – Incurred But Not Reported (“IBNR”) Reserve

On January 1, 2020, the Company entered into a high-deductible worker’s compensation insurance policy. The Company records an IBNR reserve based on a third-party actuarial report. As of June 30, 2020, the Company reserved $0.5 million related to IBNR claims that is probable the Company will pay. The reserve is included in accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheets.

Ground Leases

The Company leases 12 different properties (Safe Harbor Beaufort, Safe Harbor Beaver Creek, Safe Harbor Brady Mountain, Safe Harbor Burnside, Safe Harbor Eagle Cove, Safe Harbor Grider Hill, Safe Harbor Hideaway Bay, Safe Harbor Holly Creek, Safe Harbor Jamestown, Safe Harbor Pier 121, Safe Harbor Trade Winds and Safe Harbor Wisdom Dock) pursuant to various lease agreements with initial terms ending between December 30, 2022 and December 31, 2046 with certain leases containing renewal provisions for up to 25 years. These leases contain percentage rent payment terms. The annual percentage rent is calculated based upon total gross receipts, as defined in the lease. The percentage rates range from 2.0% to 4.6% based upon gross receipts from business operations conducted at the marinas that range from under $50 thousand to over $5 million.

The Company leases 11 properties (Safe Harbor Anacapa Isle, Safe Harbor Aqualand, Safe Harbor Cabrillo Isle, Safe Harbor Charleston City, Safe Harbor Emerald Point, Safe Harbor Emeryville, Safe Harbor Haverstraw, Safe Harbor New Port Cove, Safe Harbor Old Port Cove, Safe Harbor Regatta Pointe and Safe Harbor Ventura Isle) with lease terms ending between December 31, 2023 (5 renewal options of 5 years) and August 31, 2054 (renewal option of 6 years) and these leases contain percentage rent and stated minimum lease payments.

Page | 20

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

The Company leases five properties (Safe Harbor Aqua Yacht, Safe Harbor Ballena Isle, Safe Harbor Lakefront, Safe Harbor Sandusky and Safe Harbor Walden) with lease terms ending between December 31, 2028 and November 30, 2060. The Company also holds eight additional leases that are adjacent to properties owned by the Company for either parking lot space or submerged land (Safe Harbor Bristol, Safe Harbor Essex Island, Safe Harbor Great Island, Safe Harbor Greenport, Safe Harbor Jefferson Beach, Safe Harbor Post Road, Safe Harbor South Fork and Safe Harbor Willsboro Bay) with lease terms ending between December 31, 2020 and December 3, 2040. Each of these leases contains stated minimum lease payments.

For the three and six months ended June 30, 2020, the Company recognized lease expense of approximately $1.3 million and approximately $2.7 million, respectively. In addition to ground leases, three properties (Safe Harbor Emerald Point, Safe Harbor Harbors View and Safe Harbor Hideaway Bay) require annual permit and administrative fees in connection with marina operations. For the three and six months ended June 30, 2020, the Company recognized permit fees of $21.4 thousand and $38.7 thousand, respectively. Lease expense and permit and administrative fees are included in selling, general and administrative (“SG&A”) on the accompanying condensed consolidated statements of operations.

In April 2016, the Company entered into a lease for office space for the corporate office expiring in October 2020. In October 2017, the Company entered into an additional lease for adjacent office space to expand the corporate office expiring in October 2020. In March 2019, the Company entered into a lease amendment that added adjacent office space and extended the existing leases until February 28, 2026. On January 1, 2020, the Company entered into a one-year lease for corporate office space in Newport, Rhode Island with five – one-year renewal options. For the three and six months ended June 30, 2020, the Company recognized rent expense of approximately $0.1 million and approximately $0.2 million, respectively, which is included in SG&A on the accompanying condensed consolidated statements of operations.

Future minimum rental payments required under these leases and other operating leases (excluding extension options) for each of the years ending December 31 are as follows (in thousands):

Operating Leases
2020	$511
2021	977
2022	973
2023	973
2024	974
Thereafter	7,271

Total	$11,679

Future minimum permit fees required for each of the years ending December 31 are as follows (in thousands):

Permit Fees
2020	$38
2021	75
2022	75
2023	75
2024	75
Thereafter	1,384

Total	$1,722

Page | 21

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Percentage and incentive rent is accrued when it is probable that the specified thresholds will be achieved. Percentage and incentive rent for the three and six months ended June 30, 2020 was approximately $1.2 million and approximately $2.5 million, respectively, and is included in SG&A on the accompanying condensed consolidated statements of operations.

Storm Related Damages

In 2020, the Company incurred property damage at Safe Harbor Aqualand, Safe Harbor Burnside, Safe Harbor Eagle Cove, Safe Harbor Emerald Point, Safe Harbor Holly Creek and Safe Harbor Trade Winds due to wind and storm related damage. The damages were applied towards the Company’s insurance deductible. As such, the Company incurred impairment costs of $0.1 million and approximately $0.2 million of asset impairment costs during the three and six months ended June 30, 2020, respectively, which are included in loss on disposal and impairment of assets on the accompanying condensed consolidated statements of operations.

Litigation

In 2017, the Company filed a lawsuit against the prior owner and the developer of Safe Harbor Cape Harbour due to a dispute over parking and ownership of an underground fuel system. As of June 30, 2020, the lawsuit is ongoing. The Company has incurred and will continue to incur legal and other costs in connection with this litigation. These costs were recognized as incurred in SG&A on the accompanying condensed consolidated statements of operations.

In 2018, the Company learned that an unaffiliated and unauthorized company, with a similar name and business model, was infringing upon the Company’s trademarks. The Company filed a lawsuit against the unauthorized company for trademark infringement. The Company has incurred and will continue to incur legal and other costs in connection with this litigation. These costs were recognized as incurred in SG&A on the accompanying condensed consolidated statements of operations.

In June 2018, after the acquisition of Safe Harbor Toledo Beach, the Company learned of an alleged improper toxic waste disposal by employees at the marina. The Company reported the pollution to the appropriate authorities and is in the process of remediating the damages. In 2019, the Company settled coverage issues with its insurance carrier. The carrier agreed to reimburse the company 75% of the remediation costs. As of June 30, 2020, the remediation is almost complete and the Company has reserved $10.0 thousand in estimated insurance deductible that is included in accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheets. The Company may incur additional legal and other related costs but has not accrued these costs as of June 30, 2020 because they are not estimable at this time.

In 2018, a contractor was hired to replace the seawall at Safe Harbor Hack’s Point. The project was completed in February 2020. In April 2020, the Company determined that the contractor did not complete the work in accordance with applicable standards. As a result, the Company will incur approximately $0.4 million of future capital expenditures to repair and replace the seawall and may incur legal costs to pursue a claim against the contractor. The capital expenditures and legal costs will be recognized as incurred. The Company incurred impairment costs of $0.2 million of asset impairment costs during the three and six months ended June 30, 2020, which are included in loss on disposal and impairment of assets on the accompanying condensed consolidated statements of operations.

In 2019, a contractor was hired to dredge Safe Harbor Hawthorne and Safe Harbor Plymouth. The project was completed in December 2019. In February 2020, the Company determined that the contractor did not complete the work in accordance with applicable standards. As a result, the Company will incur approximately $1.0 million of future capital expenditures to complete the dredging work and may incur legal costs to pursue a claim against the contractor. The capital expenditures and legal costs will be recognized as incurred. The Company incurred impairment costs of $0.8 million of asset impairment costs during the six months ended June 30, 2020, which are included in loss on disposal and impairment of assets on the accompanying condensed consolidated statements of operations.

Page | 22

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. The likelihood of loss from these legal proceedings, based on definitions within contingency accounting literature, ranges from remote to reasonably possible to probable. Based on estimates of the range of potential losses associated with these matters, it is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on our consolidated financial position, results of operations or liquidity. However, the final results of legal proceedings cannot be predicted with certainty and if the Company fails to prevail in one or more of these legal matters, and the associated realized losses exceed our current estimates of the range of potential losses, our consolidated financial position or results of operations could be materially adversely affected in future periods.

8. Related Party Transactions

The Company has management agreements to manage five marinas that are partially owned by Marshall Funk, the Company’s co-founder, and Stan Johnson, the Company’s co-founder. In accordance with these agreements, the Company earned a fee of 4% of gross revenue minus cost of goods sold on a monthly basis or $0.2 million and $0.4 million for the three and six months ended June 30, 2020, respectively, which is included in management fee revenues on the accompanying condensed consolidated statements of operations. During the three and six months ended June 30, 2020, the Company paid approximately $1.1 million and approximately $2.2 million, respectively, of payroll and other reimbursable expenses on behalf of this related party. The Company was reimbursed $2.8 million and was owed $0.7 million, net related to these management agreements included in accounts receivable, net on the accompanying condensed consolidated balance sheets.

The Company paid $0.4 million to BYYG Condos LLC to complete the settlement of condominium earn-out liabilities during the three and six months ended June 30, 2020. The Company’s co-founder and Board of Managers member, John “Jack” Brewer, holds a majority ownership in BYYG Condos LLC.

9. Supplemental Cash Flow Information

A summary of supplemental cash flow is as follows for the six months ended June 30, 2020 (in thousands):

Six Months Ended
June 30, 2020
Cash paid for interest	$9,831

Non-Cash Disclosures
Purchases/Improvements of property and equipment in accounts payable and accrued expenses	$540
Accrued preferred equity distributions to members in accounts payable and accrued expenses	1,635

10. Subsequent Events

On July 13, 2020, the Company acquired the following marinas, collectively known as “Tri-W Portfolio”, for approximately $51.4 million in cash and issued 527,182 Class A Units of the Company valued at $25.5 million to TWG Marina Holdings, LLC (“TWG”). Following the closing of the acquisition and until the earlier of (i) the consummation of any transaction or series of transactions constituting a Drag-Along Transaction or Liquidity Event (each as defined in the Company’s Operating Agreement) and (ii) December 31, 2020, TWG shall have the right to make a one-time election to exchange all or a portion of the Class A Units of the Company issued to TWG as consideration at the closing of the acquisition for a cash amount equal to the number of Class A Units of the Company held by TWG; provided, that the exchange amount shall not

Page | 23

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

be less than $5,000,000. TWG shall make any election by the delivery of written notice thereof to the Company. In connection with this transaction, $4.0 million of escrows on deposit with the title company as of June 30, 2020 were utilized.

Marina Property	Location
Safe Harbor Bahia Bleu	Thunderbolt, GA
Safe Harbor Kings Point	Cornelius, NC
Safe Harbor Peninsula Yacht Club	Cornelius, NC
Safe Harbor Reserve Harbor	Pawleys Island, SC
Safe Harbor Skippers Landing	Troutman, NC

On July 24, 2020, the Company acquired Safe Harbor Loch Lomond (“Loch Lomond”) located in San Rafael, CA for approximately $12.3 million in cash. In connection with this transaction, $0.2 million of escrows on deposit with the title company as of June 30, 2020 were utilized.

On July 27, 2020, the Company acquired Safe Harbor Pineland (“Pineland”) located in Bokeelia, FL for approximately $11.9 million in cash. In connection with this transaction, $0.1 million of escrows on deposit with the title company as of June 30, 2020 were utilized. Effective on July 27, 2020, the Company ended its management agreement with VRE to manage Pineland.

In connection with the acquisitions that closed subsequent to June 30, 2020, the Company allocated the identifiable assets acquired and identifiable liabilities assumed using the estimated fair value information based on third party appraisals. The valuation is considered a Level 3 valuation technique.

The following table summarizes the preliminary fair value of the assets acquired and the liabilities assumed in the acquisitions that closed subsequent to June 30, 2020 (in thousands):

Land, Intangibles,and Tangible Marina Assets (Real and Personal Property)	$102,502
Working Capital (Deficit)	(1,390)

Total	$101,112

On August 10, 2020, the Company distributed approximately $10.8 million to its members.

On September 16, 2020, the Company received a $0.1 million refund from the title company for fees held in escrow related to a transaction that was cancelled.

On September 21, 2020, the Company reached an agreement to settle its trademark dispute with Safe Harbor Development, LLC.

Between July 1, 2020 and September 18, 2020, the Company funded an additional approximately $0.5 million of escrows on deposit with a title company related to the certain Rhode Island properties under PSA. As of September 18, 2020, the Company has approximately $0.5 million of non-refundable escrows on deposit with a title company.

In addition, the Company is under PSA with six sellers to acquire certain properties in California, Maine, New Jersey and Rhode Island with a total transaction value of approximately $54.6 million. Many of these contracts are in the diligence phase with consummation expected in late 2020 or early 2021.

Between July 1, 2020 and September 18, 2020, the Company drew $85.0 million on the revolver including the amounts used to fund the Tri-W Portfolio, Loch Lomond and Pineland acquisitions disclosed above.

Page | 24

Safe Harbor Marinas, LLC

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Storm Related Damages

In August and September 2020, the Company incurred damage at Safe Harbor Aqualand, Safe Harbor Capri, Safe Harbor Emerald Point, Safe Harbor Haverstraw, Safe Harbor Pier 121, Safe Harbor South Harbor Village, Safe Harbor Sportsman and Safe Harbor Trade Winds due to hurricanes Isaias, Laura and Sally. The damages are expected to be reimbursed by the Company’s insurance carrier subject to a deductible. The Company is still assessing the damage and the repair or replacement costs. As such, the Company will incur disposal, capital expenditure and other related costs but they are not estimable at this time.

Page | 25